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EXHIBIT 10.1



                            SHARE EXCHANGE AGREEMENT

      THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made as of August 12, 2003, by and between iSecureTrac Corp., a Delaware corporation (the "Buyer"), and Tracking Systems Corporation, a Pennsylvania corporation (the "Company"). WHEREAS, Buyer desires to acquire, all of the issued and outstanding shares (the "Shares") of capital stock of the Company for the consideration and on the terms set forth in this Agreement.

      NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                             SECTION 1. DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      "AFFILIATE"--shall have the meaning set forth in Rule 12b-2 of the Rules and Regulations under the Exchange Act. "AGREEMENT WITH CONTROLLING

      SHAREHOLDERS"--as defined in Section 2.4(c). "APPLICABLE CONTRACT"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

      "ARTICLES OF EXCHANGE"--as defined in Section 2.2(b). "BALANCE SHEET"--as defined in Section 3.4.

      "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

      "BUSINESS DAY"--any day other than a Saturday, a Sunday or a day on which commercial banks in the city specified by the parties (or, if a city is not specified, Omaha, Nebraska) are required or authorized to be closed. "BUYER"--as defined in the preamble of this Agreement.

      "BUYER SHARES"--as defined in Section 2.1.

      "CLOSING"--as defined in Section 2.3.

      "CLOSING DATE"--the date and time as of which the Closing actually takes place.

      "COMPANY"--as defined in the preamble of this Agreement.

      "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including: (a) the exchange of the Shares by Shareholders to Buyer;



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      (b) the execution, delivery, and performance of the Employment Agreements, the Agreement with Controlling Shareholders (and all agreements ancillary thereto), the Plan of Exchange and the Articles of Exchange;

      (c) the performance by Buyer and Company of their respective covenants and obligations under this Agreement; and

      (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

      "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "CONTROLLING SHAREHOLDERS"--collectively, John A. Sciortino, Donna M. Reynolds Sciortino, Louis C. Fiocchi and Francis A. Cerchiaro.

      "DISCLOSURE LETTER"--the disclosure letter delivered by Company to Buyer concurrently with the execution and delivery of this Agreement.

      "EMPLOYMENT AGREEMENTS"--as defined in Section 2.4(a) (iii).

      "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "EXCHANGE ACT"--the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant thereto.

      "FACILITIES"--any real property, leaseholds, or other interests currently operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently operated by the Company.

      "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

      "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "GOVERNMENTAL BODY"--any:

      (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

      (b) federal, state, local, municipal, foreign, or other government;

      (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

      (d) multi-national organization or body; or

      (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.22.

      "INTERIM BALANCE SHEET"--as defined in Section 3.4.

      "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

      "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.



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      "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter after reasonable investigation. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

      "MATERIAL"-- shall have the meaning set forth in Rule 12b-2 of the Rules and Regulations under the Exchange Act.

      "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" -- any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of the specified Person and its Subsidiaries, taken as a whole, or on the ability of any party to consummate timely the transactions contemplated hereby; provided, however, that any change in or effect on the person, directly or indirectly arising out of or attributable to any changes in economic conditions, including without limitation, declines the general economy or in any relevant securities market or segment thereof, shall not be included.

      "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

      (a) Such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

      (b) Such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

      (c) Such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

      "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

      "PLAN"--as defined in Section 3.13.

      "PLAN OF EXCHANGE"--as defined in Section 2.2(a).

      "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought,

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      conducted, or heard by or before, or otherwise involving, any Governmental
      Body or arbitrator.

      "RELATED PERSON"--with respect to a particular individual:

      (a) Each other member of such individual's Family;

      (b) Any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

      (c) Any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

      (d) Any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

      With respect to a specified Person other than an individual:

      (a) Any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

      (b) Any Person that holds a Material Interest in such specified Person;

      (c) Each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

      (d) Any Person in which such specified Person holds a Material Interest;

      (e) Any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

      (f) Any Related Person of any individual described in clause (b) or (c). For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

      "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

      "REQUISITE SHAREHOLDER APPROVAL"--as defined in Section 7.3(b)

      "SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to thereto.

      "SHAREHOLDERS"-- the Persons set forth at Schedule "A" hereto, collectively. A

      "SHAREHOLDER" means any of the Shareholders individually.

      "SHARES"--as defined in the recitals of this Agreement. A "Share" means a share of capital stock of the Company issued and outstanding.

      "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a



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      contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

      "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

               SECTION 2. ISSUANCE AND EXCHANGE OF SHARES; CLOSING

2.1   ISSUANCE

      Subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall issue and deliver to each of the Shareholders the number of authorized and newly issued shares of Buyer's common stock (the "Buyer's Shares") in the denomination set forth opposite each Shareholder's name on Schedule "A" hereto, in exchange for all of the Shares held by such Shareholder. The number of Buyer's shares is subject to adjustment as provided in the Plan of Exchange.

2.2   PLAN OF EXCHANGE; ARTICLES OF EXCHANGE

            (a) The parties hereby adopt as of the date of this Agreement a plan of exchange, a copy of which is attached hereto as Exhibit "2.2(a)" (the "Plan of Exchange").

            (b) At the Closing, the parties shall cause the execution and delivery of articles of exchange, a copy of which is attached hereto as Exhibit "2.2(b)" (the "Articles of Exchange"). The Articles of Exchange shall be filed with the Department of State of the Commonwealth of Pennsylvania on the Closing Date in accordance with Section 1931(e) of the Pennsylvania Business Corporation Law (15 Pa.C.S. ss. 1931(e)).

2.3   CLOSING


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      The issuance and exchange (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel at 10330 Regency Parkway Drive, Suite 100, Omaha, Nebraska 68114, at 10:00 a.m. (local time) August 28, 2003 or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4   CLOSING OBLIGATIONS

      At the Closing:

            (a) The Company will deliver to Buyer:

                  (i) All duly executed instruments required under the Plan of Exchange;

                  (ii) An employment agreement executed by John A. Sciortino and a consulting agreement with Donna M. Reynolds Sciortino in such form as may be mutually satisfactory to the respective parties thereto (collectively, "Employment Agreements"); and

                  (iii) A certificate executed by a duly authorized officer of the Company representing and warranting to Buyer that each of Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by the Company to Buyer prior to the Closing Date in accordance with Section 5.5); and

            (b) Buyer will deliver to the Company:

                  (i) A certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                  (ii) The Employment Agreements, executed by Buyer.

            (c) Buyer and Controlling Shareholders will execute and deliver an agreement in the form of Exhibit "2.4(c)" (the "Agreement with Controlling Shareholders").

      (d) Buyer and certain named principal investors in the Company will execute and deliver a release and settlement agreement, including substitute debentures (the "General Release and Settlement Agreement").

            (e) Buyer will deliver to each of the Shareholders a certificate or certificates representing the number of Buyer's Shares to which such Shareholder is entitled under Section 2.1 hereof in the manner provided in the Plan of Exchange.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES
                                   OF COMPANY

      The Company represents and warrants to Buyer as follows:

3.1   ORGANIZATION; GOOD STANDING; SUBSIDIARIES



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      (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

      (b) The Company has delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

      (c) The Company has no Subsidiaries or predecessors.

3.2   AUTHORITY; NO CONFLICT

      (a) This Agreement constitutes the legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms. Upon the execution and delivery by Company of the Plan of Exchange and the Articles of Exchange (collectively, the "Company's Closing Documents"), the Company's Closing Documents will constitute the legal, valid, and binding obligations of Company, enforceable against Company in accordance with their respective terms. Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Company's Closing Documents and to perform their obligations under this Agreement and the Company's Closing Documents.

      (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

            (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors of the Company;

            (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;

            (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

            (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;

            (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

            (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or


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            (vii) Result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

      (c) Except as set forth in Part 3.2 of the Disclosure Letter, the Company is not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3   CAPITALIZATION

      The authorized equity securities of the Company consist of (a) 1,000,000 shares of common stock, par value $1.00 per share, (b) 100,000 shares of Class A Preferred Stock, par value $25.00 per share, (c) 285,000 shares of Class B Preferred Stock, par value $10.38 per share, and (d) 170,000 shares of Class C Preferred Stock, par value $8.40 per share. There are issued and outstanding (i) 234,232 shares of common stock, (ii) 29,480 shares of Class A Preferred Stock, (iii) 277,531 shares of Class B Preferred Stock, and (iv) 160,145 shares of Class C Preferred Stock, all of which constitute the Shares. To the Company's Knowledge, the Shareholders are the record and beneficial owners and holders of the Shares as set forth at Schedule "A" hereto. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as described in Part 3.3 of the Disclosure Letter, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. Except as described in Part 3.3 of the Disclosure Letter, none of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person (other than Company) or any direct or indirect equity or ownership interest in any other business.

3.4   FINANCIAL STATEMENTS

      Company has delivered to Buyer: (a) balance sheets of the Company as at December 31 in each of the years 2000 through 2001, and the related statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of McKonly & Asbury LLP, independent certified public accountants, (b) a balance sheet of the Company as at December 31, 2002 (including the notes thereto, the "Balance Sheet"), and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of McKonly & Asbury LLP, independent certified public accountants, and (c) an unaudited balance sheet of the Company as at June 30, 2003 (the "Interim Balance Sheet") and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the six (6) months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ


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      materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

3.5   BOOKS AND RECORDS

      The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

3.6   TITLE TO PROPERTIES; ENCUMBRANCES

      Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. Company has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Company or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or located on the premises of the Company's customers or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances, except as set forth in Part 3.6 of the Disclosure Letter.


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3.7   CONDITION AND SUFFICIENCY OF ASSETS

      To the Knowledge of the Company the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

3.8      ACCOUNTS RECEIVABLE

      All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales or lease transactions actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, to the Company's Knowledge, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred eighty (180) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
      Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

3.9   INVENTORY

            (a) All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or [market] [net realizable value] on a [last in, first out] [first in, first out] basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

3.10  NO UNDISCLOSED LIABILITIES

      Except as set forth in Part 3.10 of the Disclosure Letter, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.11  TAXES

            (a) The Company has filed or caused to be filed (on a timely basis since December 31, 1996) all Tax Returns that are or were required to be filed by the Company pursuant to applicable Legal Requirements. Company has delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since December 31, 1996. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

            (b) The United States federal and state income Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are no longer subject to audit as determined by the applicable statute of limitations for all taxable years through December 31, 2002. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part
      3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since December 31, 1996, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.11 of the Disclosure Letter, the Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

            (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

            (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, or within the five-year period preceding the Closing Date has been, an "S" corporation. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), neither the Company nor any target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Part 3.11 of the Disclosure Letter lists all such target affiliates.

3.12  NO MATERIAL ADVERSE CHANGE

Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.13  EMPLOYEE BENEFITS

            (a) Except as set forth at Part 3.13(a) of the Disclosure Letter, the Company has no defined benefit and defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to any of the Company's employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee stock option or stock purchase plan, severance pay, termination, salary continuation or employee assistance plan, and each other employee benefit plan, program, or arrangement, including without limitation an "employee benefit plan" within the meaning of Section 3(3) of ERISA, that is maintained by the Company for the benefit of or relating to any of the Company's employees or former employees or their dependents, survivors, or beneficiaries, whether or not legally binding, and for which the Company could reasonably have any liabilities, all of which are hereinafter referred to as the "Company Benefit Plans."

            (b) Neither the Buyer nor the Company will incur any liability under any severance agreement, deferred compensation agreement, employment agreement, similar agreement, or Company Benefit Plan solely as a result of the consummation of the transactions contemplated by this Agreement.

            (c) The Company does not have any obligation to any former employee, or any current employee upon retirement, under any Company Benefit Plan or otherwise, other than those disclosed in Part 3.13(a) of the Disclosure Letter, and any Company Benefit Plan can be terminated as of or after the Closing Date without resulting in any liability to Buyer for any additional contributions, penalties, premiums, fees, fines, excise taxes, or any other charges or liabilities.

3.14  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

            (a) Except as set forth in Part 3.14 of the Disclosure Letter:


                  (i) the Company is, and at all times since December 31, 1999 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996, as amended, and any other Legal Requirement regarding the privacy of medical records or health-related information;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) The Company has not received, at any time since December 31, 1999, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect.

            (c) The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use their assets in the manner in which they currently own and use such assets.

3.15  LEGAL PROCEEDINGS; ORDERS

            (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

                  (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                  (ii) That challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

            (b) To the Knowledge of Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Company has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
      Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

            (c) Except as set forth in Part 3.15 of the Disclosure Letter:

                  (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

                  (ii) to the Knowledge of Company, no Shareholder is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

                  (iii) to the Knowledge of the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

            (d) Except as set forth in Part 3.15 of the Disclosure Letter:

                  (i) the Company is, and at all times since December 31, 1999 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                  (iii) The Company has not received, at any time since December 31, 1999, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.16  ABSENCE OF CERTAIN CHANGES AND EVENTS

      Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted their businesses only in the Ordinary Course of Business and there has not been any:

            (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (b) amendment to the Organizational Documents of the Company;

            (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

            (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

            (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

            (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $5,000;

            (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

            (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $5,000;

            (i) material change in the accounting methods used by the Company;
      or

            (j) agreement, whether oral or written, by the Company to do any of the foregoing.

3.17  CONTRACTS; NO DEFAULTS

            (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Company has delivered to Buyer true and complete copies, of:

                  (i) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Company of an amount or value in excess of $25,000;

                  (ii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Company in excess of $5,000;

                  (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property;

                  (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                  (v) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;


                  (vi) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                  (vii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (viii) each power of attorney that is currently effective and outstanding;

                  (ix) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                  (x) each Applicable Contract for capital expenditures in excess of $5,000;

                  (xi) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                  (xii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

      Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

            (b) Except as set forth in Part 3.17(b) of the Disclosure Letter:

                  (i) To the Knowledge of Company, no Shareholder (and no Related Person of any Shareholder) has or may acquire any rights under, and no Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                  (ii) to the Knowledge of the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

            (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

            (d) Except as set forth in Part 3.17(d) of the Disclosure Letter:


                  (i) the Company is, and at all times since December 31, 1999 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                  (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since December 31, 1999 has been, in full compliance with all applicable terms and requirements of such Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and


                  (iv) The Company has not given to or received from any other Person, at any time since December 31, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

            (e) Except as described in Part 3.17(e) of the Disclosure Letter, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Company and the Company, no such Person has made written demand for such renegotiation.

            (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company has been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18  INSURANCE

            (a) Company has delivered to Buyer:


                  (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

                  (ii) true and complete copies of all pending applications for policies of insurance; and

                  (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

            (b) Part 3.18(b) of the Disclosure Letter describes:

                  (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                  (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

            (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three (3) preceding policy years:

                  (i) a summary of the loss experience under each policy;

                  (ii) a statement describing each claim under an insurance policy:

            (A) the name of the claimant;

            (B) a description of the policy by insurer, type of insurance, and period of coverage; and

            (C) the amount and a brief description of the claim; and

                  (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

            (d) Except as set forth on Part 3.18(d) of the Disclosure Letter:


                  (i) All policies to which the Company is a party or that provide coverage to the Company, or any director or officer of the Company:

            (A) are valid, outstanding, and enforceable;

            (B) are issued by an insurer that is financially sound and reputable;

            (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

            (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which it is bound;

            (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

            (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.


                  (ii) The Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) The Company has paid all premiums due, and has otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                  (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

3.19  ENVIRONMENTAL MATTERS

      Except as set forth in Part 3.19 of the Disclosure Letter:

            (a) Hazardous Material. To the Company's Knowledge, the Company has not released any amount of any substance that has been designated by any Governmental Body or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"). No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Body in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, Threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

3.20  EMPLOYEES

            (a) Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1999; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Company Benefit Plans.

            (b) Except as set forth in Part 3.20 (b) of the Disclosure Letter, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Company by any such employee or director. To Company's Knowledge, no officer, or other key employee of the Company intends to terminate his employment with the Company.

3.21  LABOR RELATIONS; COMPLIANCE

            The Company has not been nor is a party to any collective bargaining or other labor Contract.

3.22  INTELLECTUAL PROPERTY

            (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:


                  (i) "Tracking Systems Corp.," all fictional business names, trading names, registered and unregistered trademarks, service marks, logotypes, commercial symbols and applications therefor (collectively, "Marks");

                  (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

                  (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                  (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

                  (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

            (b) Agreements--Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs under which the Company is the licensee. Except as set forth in
      Part 3.22(b) of the Disclosure Letter, there are no outstanding and, to Company's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

            (c) Know-How Necessary for the Business

                  (i) The Intellectual Property Assets are all those necessary for the operation of the Company's businesses as they are currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                  (ii) Except as set forth in Part 3.22(c) of the Disclosure Letter, all former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

            (d) Patents

            The Company does not own or license any Patents and does not have a patent application outstanding with the U.S. Patent and Trademark Office or the equivalent agency in any foreign country.

            (e) Trademarks


                  (i) Part 3.22(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks, owned by or licensed to the Company. The Company is either (1) the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims; or, (2) the holder of a transferable, non-exclusive, perpetual, royalty-free license to use the Marks.

                  (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.


                  (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Company's Knowledge, no such action is Threatened with the respect to any of the Marks.

                  (iv) To Company's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

                  (v) No Mark is infringed or, to Company's Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

            (f) Copyrights

                  (i) Part 3.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                  (iii) No Copyright is infringed or, to Company's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

            (g) Trade Secrets

                  (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (ii) The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                  (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Company's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.23  CERTAIN PAYMENTS

      Since December 31, 2000, neither the Company nor any director, officer, agent, or employee of the Company, or to Company's Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.24  DISCLOSURE

(a) No representation or warranty of Company in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

            (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

3.25  RELATIONSHIPS WITH RELATED PERSONS

            Except as set forth in Part 3.25 of the Disclosure Letter: to the Knowledge of the Company, no Shareholder or any Related Person of a Shareholder has, or since the first day of the next to last completed fiscal year of the Company has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. To the Knowledge of the Company, no Shareholder or any Related Person of a Shareholder is, or since the first day of the next to last completed fiscal year of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest's therein, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.25 of the Disclosure Letter, no Shareholder or any Related Person of a Shareholder is a party to any Contract with, or has any claim or right against, the Company.

3.26  BROKERS OR FINDERS

      Company and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

               SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Company as follows:

4.1   ORGANIZATION AND GOOD STANDING

      Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2   AUTHORITY; NO CONFLICT

            (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Agreement with Controlling Shareholders, the Escrow Agreement, the Plan of Exchange, the General Release and Settlement Agreement, and the Employment Agreements (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

            (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (i) any provision of Buyer's Organizational Documents;

                  (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

                  (iii) any Legal Requirement or Order to which Buyer may be subject; or

                  (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

4.3   CAPITALIZATION

      The authorized securities of the Buyer consist of 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. The Buyer currently has outstanding 40,935,192 shares of common stock, 8,685.78 shares of its Series A Convertible Preferred Stock and 300 shares of its Series B Convertible Preferred Stock. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

4.4   INVESTMENT INTENT

      Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.5   CERTAIN PROCEEDINGS

      There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

4.6   BROKERS OR FINDERS

      Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Company harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.7   REPORTING REQUIREMENTS OF THE BUYER

      The Buyer is subject to the reporting and filing requirements of the Exchange Act including (1) the periodic reporting requirements and (2) the Proxy Rules set forth thereunder. The Buyer and its officers, directors, and beneficial owners are subject to the provisions of Section 16 of the Exchange Act relating to short-swing profit recapture, reports of beneficial ownership and short sale prohibitions and the Buyer and its officers, directors, and beneficial owners have timely complied in all respects with the filing requirements of the Exchange Act.

4.8   SEC DOCUMENTS

      Buyer has furnished or made available to the Company and each of the Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Buyer with the SEC since December 31, 2002 (as such documents have since the time of their filing been amended, the "SEC Documents"), a list of which is attached as
      Schedule 4.8. Buyer has timely filed with the SEC all documents required to have been filed pursuant to the Securities Act and the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9   QUOTATION ON THE OTC BULLETIN BOARD

      The Buyer's Common Stock is quoted on the OTC Bulletin Board under the symbol "ISRE." The Buyer will take all necessary action to maintain its eligibility for such quotation on the OTC Bulletin Board. The Buyer will use its Best Efforts to cause not less than three (3) firms to make a market for the Buyer's Common Stock.

4.10  APPROVAL OF THE EXCHANGE BY THE BUYER'S STOCKHOLDERS

      The transactions contemplated by this Agreement do not require the approval of the Buyer's stockholders and the Buyer is not required to file a Schedule 14A or 14C with the SEC as a result of the transactions contemplated herein.

4.11  APPLICATION FOR STOCK REGISTRATION

            Within 30 days of Closing, Buyer shall make application with the SEC to register that number of shares of Buyer's common stock, par value $0.001 per share, which Buyer shall exchange for all issued and outstanding stock of the Company under the terms of the Plan of Exchange.

              SECTION 5. COVENANTS OF SELLERS PRIOR TO CLOSING DATE

5.1   ACCESS AND INVESTIGATION

      Between the date of this Agreement and the Closing Date, Company will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

5.2   OPERATION OF THE BUSINESS OF THE COMPANY

      Between the date of this Agreement and the Closing Date, Company will:

            (a) conduct the business of the Company only in the Ordinary Course of Business;

            (b) use its Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

            (c) confer with Buyer concerning operational matters of a material nature; and

            (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

5.3   NEGATIVE COVENANT

      Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Company will not, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

5.4   REQUIRED APPROVALS

      As promptly as practicable after the date of this Agreement, Company will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Company will cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and take all actions necessary and expedient to obtain the Requisite Shareholder Approval of the Plan of Exchange and the transactions contemplated therein.

5.5   NOTIFICATION

      Between the date of this Agreement and the Closing Date, the Company will promptly notify Buyer in writing if the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Company's representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Company will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change.

5.6   PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

      Except as expressly provided in this Agreement, Company will use its Best Efforts to cause all indebtedness owed to the Company by any Shareholder or any Related Person of any Shareholder to be paid in full prior to Closing.

5.7   NO NEGOTIATION

      Until such time, if any, as this Agreement is terminated pursuant to
      Section 9, Company will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

5.8   BEST EFFORTS

      Between the date of this Agreement and the Closing Date, the Company will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

               SECTION 6. COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1   APPROVALS OF GOVERNMENTAL BODIES

      As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Company with respect to all filings that Company are required by Legal Requirements to make in connection with the Contemplated Transactions, and
      (ii) cooperate with Company in obtaining all consents identified in Part
      3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2   BID BONDS AND PERFORMANCE BONDS

            As promptly as practicable after the date of this Agreement, Buyer will arrange with each issuer of a bid bond or performance bond on behalf of the Company to substitute Buyer for any Controlling Shareholder guaranteeing the performance of the Company under such bond and to make such substitution effective at or as soon as practicable after the Closing. Buyer will indemnify any Controlling Shareholder for any and all liability, costs and expenses incurred by such Controlling Shareholder related to his or her guarantee on any of the Company's bid bond or performance bond from the Closing Date to the date Buyer has been substituted for the Controlling Shareholders on such bonds.

6.3   INSURANCE

            As soon as practical following the Closing Date, but in no event later than the date on which applicable insurance policies for the benefit of the Company lapse, Buyer shall cause the Company to be listed as an additional insured under its existing Directors and Officers, General Liability, Errors and Omissions, and Umbrella policies.

6.4   BEST EFFORTS

      Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                       SECTION 7. CONDITIONS PRECEDENT TO
                           BUYER'S OBLIGATION TO CLOSE

      Buyer's obligation to acquire the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1   ACCURACY OF REPRESENTATIONS

            (a) All of Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

            (b) Each of Company's representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

7.2   SELLERS' PERFORMANCE

            (a) All of the covenants and obligations that Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

            (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.

7.3   CONSENTS

            (a) Each of the Consents identified in Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

            (b) The Plan of Exchange and the transactions contemplated therein shall have received the Requisite Shareholder Approval and no more than five percent (5%) of the Shareholders shall have given notice of dissent under the provisions of the Pennsylvania Business Corporation Law. The term "Requisite Shareholder Approval" means the affirmative vote of the majority of each class of capital stock of the Company.

7.4   ADDITIONAL DOCUMENTS

      Each of the following documents must have been delivered to Buyer:

            (a) an opinion of Shumaker Williams, P.C., dated the Closing Date, in the form of Exhibit 7.4(a);

            (b) an estoppel certificate, agreement or letter evidencing the landlord's obligation to continue the existing lease of the Company's leasehold;

            (c) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
      Section 8.4(a), (ii) evidencing the accuracy of any of Company's representations and warranties, (iii) evidencing the satisfaction of any condition referred to in this Section 7, (iv) assigning to the Company, without additional consideration, all rights and claims respecting the Marks (including any trade names, trademarks, service marks, logotypes, or commercial symbols identified at Part 3.22 of the Disclosure Letter), or
      (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5   NO PROCEEDINGS

      Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6   NO CLAIM REGARDING STOCK OWNERSHIP

            There must not have been made or Threatened by any Person any claim asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company.

7.7   NO PROHIBITION

      Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published by any Governmental Body.

7.8   COMPANY INDEBTEDNESS

            (a) All notes, loans and other obligations or encumbrances of any kind (including the payment of performance based fees) by and between the Company and Westburg Media Capital (or any of its Affiliates), or under which the Company's assets and properties may be bound, shall have been refinanced, waived, released or terminated, as the case may be, to the sole satisfaction of Buyer.

            (b) All debentures, notes, loans and similar obligations of the Company to any Shareholder shall have been refinanced, waived, released or terminated to the sole satisfaction of Buyer, including, without limitation, execution of the General Release and Settlement Agreement.

        SECTION 8. CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

      Company's obligation to sell the Shares and to take the other actions required to be taken by Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Company, in whole or in part):

8.1   ACCURACY OF REPRESENTATIONS

      All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2   BUYER'S PERFORMANCE

            (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

            (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.

8.3   CONSENTS

            (a) Each of the Consents identified in Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

            (b) The Plan of Exchange and the transactions contemplated therein shall have received the Requisite Shareholder Approval, subject to the satisfaction of the terms and conditions set forth therein.

8.4   ADDITIONAL DOCUMENTS

      Buyer must have caused the following documents to be delivered to Company:

            (a) an opinion of Erickson & Sederstrom, P.C., dated the Closing Date, in the form of Exhibit 8.4(a);

      (b) a reciprocal release of any and all claims related to the management and operation of the Company and associated stock transactions ("General Release") executed by Buyer and each exchanging shareholder of the Company including the following: Keystone Venture IV, L.P; Odyssey Capital Group, L.P. and Penn Janney Fund, Inc.;

      (c) a copy of the loan commitment made by Westburg Media Capital, L.P. to Buyer on July 17, 2003 by letter ("Commitment Letter") and executed by Buyer and the Waiver Letter from Westburg Media Capital, L.P. to the Company dated August 4, 2003; and,

            (d) such other documents as Company may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5   NO INJUNCTION

      There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Company to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                             SECTION 9. TERMINATION

9.1   TERMINATION EVENTS

      This Agreement may, by notice given prior to or at the Closing, be terminated:

            (a) by either Buyer or Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

            (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Company, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Company to comply with their obligations under this Agreement) and Company has not waived such condition on or before the Closing Date;

            (c) by mutual consent of Buyer and Company; or

            (d) by either Buyer or Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 1, 2003, or such later date as the parties may agree upon.

9.2   EFFECT OF TERMINATION

            Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                         SECTION 10. GENERAL PROVISIONS

10.1  EXPENSES

      Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

10.2  PUBLIC ANNOUNCEMENTS

      Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines and after informing counsel to the Company thereof. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Company and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

10.3  CONFIDENTIALITY

      Between the date of this Agreement and the Closing Date, Buyer and Company will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of the Buyer or the Company any written, oral, or other information obtained in confidence in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

      If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Company waives any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

10.4  NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (i.e. facsimile machine) (with written confirmation of receipt), provided that a copy is mailed by registered mail, return


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      receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

      If to the Company,
      Tracking Systems Corporation
      Attention:  John Sciortino
      2404 Park Drive
      Commerce Park
      Harrisburg, PA 17110
      Facsimile No.: (717) 545-2270

      With a copy to:
      Shumaker Williams, P.C.
      Attention: Anthony Foschi
      3425 Simpson Ferry Road
      Camp Hill, PA 17108-0088
      Facsimile No.: (717) 763-7419

      If to Buyer,
      iSecureTrac Corp.
      Attention: John Heida
      5022 So. 114th Street
      Omaha, NE 68137

      Facsimile No.: (402) 537-9847

      With a copy to:
      Erickson & Sederstrom, P.C.
      Attention: Virgil Johnson
      10330 Regency Parkway Drive

      Omaha, NE 68114
      Facsimile No.: (402) 390-7137


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10.5  JURISDICTION; SERVICE OF PROCESS

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Nebraska, County of Douglas, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Nebraska, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.6  FURTHER ASSURANCES

      The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

10.7  WAIVER

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

10.8  ENTIRE AGREEMENT AND MODIFICATION

      This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Company dated April 21, 2003) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

10.9  DISCLOSURE LETTER


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            (a) The disclosures in the Disclosure Letter, and those in any
      Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

            (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

10.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

            Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

10.11 SEVERABILITY

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.12 SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

10.13 TIME OF ESSENCE

      With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.14 GOVERNING LAW

      This Agreement will be governed by the laws of the State of Nebraska without regard to conflicts of laws principles.


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10.15 COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

      ISECURETRAC CORP.                             TRACKING SYSTEMS CORPORATION

      By:  /s/  John M. Heida                       By:  /s/  John A. Sciortino
           ------------------                            ----------------------




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